Exhibit 10.4

EXECUTION VERSION
TERM LOAN CREDIT AGREEMENT
Dated as of October 29, 2021
among
HUMANA INC.,
THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTIES HERETO,
and
JPMORGAN CHASE BANK, N.A.,
as Agent,
BANK OF AMERICA, N.A.,
as Syndication Agent,
PNC CAPITAL MARKETS LLC, U.S. BANK, NATIONAL ASSOCIATION, WELLS FARGO SECURITIES, LLC, CITIBANK, N.A. and TRUIST BANK,
as Documentation Agents
JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., PNC CAPITAL MARKETS LLC, , U.S. BANK, NATIONAL ASSOCIATION, WELLS FARGO SECURITIES, LLC, CITIBANK, N.A., and TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

SCHEDULES

SCHEDULE I    Commitment Amounts and Percentages
SCHEDULE II    Pricing Grid
SCHEDULE III    Liens
SCHEDULE IV    Certain Acquisitions and Dispositions

EXHIBITS

EXHIBIT A    Form of Note
EXHIBIT B    Form of Solvency Certificate
EXHIBIT C    Form of Assignment and Assumption
EXHIBIT D    Form of Closing Date Certificate
EXHIBIT E-1    Form of U.S. Tax Compliance Certificate
    (Non-U.S. Banks That Are Not Partnerships For U.S. Federal Income Tax
    Purposes)
EXHIBIT E-2    Form of U.S. Tax Compliance Certificate
            (Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income
Tax Purposes)
EXHIBIT E-3    Form of U.S. Tax Compliance Certificate
    (Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax
    Purposes)
EXHIBIT E-4    Form of U.S. Tax Compliance Certificate
    (Non-U.S. Banks That Are Partnerships For U.S. Federal Income Tax
    Purposes)

TERM LOAN CREDIT AGREEMENT, dated as of October 29, 2021, among HUMANA INC., a Delaware corporation (the “Company”), the several banks and other financial institutions from time to time parties to this Agreement (the “Banks”), the agents identified on the cover page of this Agreement and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Banks hereunder (in such capacity, the “Agent”).
W I T N E S S E T H:
WHEREAS, the Company has requested that the Banks provide a term loan credit facility to the Company in the aggregate principal amount of $2,000,000,000; and
WHEREAS, for valuable consideration, the Banks are willing to provide such credit facility upon and subject to the terms and conditions hereinafter set forth;
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.DEFINITIONS
1.1Defined Terms. As used in this Agreement, the following terms have the following meanings:
“Acquisition Indebtedness”: any Indebtedness of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).
“Adjusted Daily Simple SOFR”: an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.114%%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate”: for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.114%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Aggregate Outstanding Extensions of Credit”: as to any Bank at any time, an amount equal to the sum of the aggregate principal amount of all Loans made by such Bank then outstanding.
“Agreement”: this Term Loan Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to subsection 2.10 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to subsection 2.10(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.
“Alternate Base Rate Loans”: Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.
“Ancillary Document”: as defined in subsection 10.8.
“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin”: for each Type of Loan, the rate per annum applicable to such Type determined in accordance with the Pricing Grid.
“Applicable Parties”: as defined in subsection 9.14(c).
“Approved Electronic Platform”: as defined in subsection 9.14(a).
“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
“ASC”: as defined in subsection 1.2(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit C.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of subsection 2.10.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Obligations”: as defined in subsection 8.1.
“Bank Parent”: with respect to any Bank, any Person as to which such Bank is, directly or indirectly, a Subsidiary.
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Banks”: as defined in the introductory paragraph to this Agreement.
“Benchmark”: initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of subsection 2.10.
“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)    the Adjusted Daily Simple SOFR; and
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents
“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with subsection 2.10 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with subsection 2.10.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Bank”: as defined in subsection 10.7(a).
“Board”: the Board of Governors of the Federal Reserve System of the United States of America.
“BofA”: Bank of America, N.A.
“Borrowing Date”: any Business Day specified in a notice pursuant to subsection 2.1(b) as a date on which the Company requests the Banks to make Loans hereunder.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to close.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Change in Control”: of any corporation, shall occur when (a) any Person or “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Company, shall acquire more than 35% of the Voting Stock of such corporation or (b) the Continuing Directors shall not constitute a majority of the board of directors of such corporation.
“Charges”: as defined in subsection 10.18.
“Clocktower Building”: the real property located at 123 E. Main Street, Louisville, Kentucky 40202.
“Closing Date”: the date on which all of the conditions precedent set forth in subsection 5.1 shall have been fulfilled or waived and the borrowing of Loans has occurred, such date being October 29, 2021.
“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: as to any Bank, its obligation to make Loans to the Company pursuant to subsection 2.1(a) in an aggregate principal amount and/or face amount not to exceed at any one time outstanding the amount set forth opposite such Bank’s name in Schedule I, as such amount may be reduced or increased from time to time as provided herein.
“Commitment Percentage”: as to any Bank, the percentage of the aggregate Commitments for all Banks constituted by such Bank’s Commitment. In the case of subsection 2.20 when a Defaulting Bank shall exist, Commitment Percentages shall be determined without regard to any Defaulting Bank’s Commitment.
“Communications”: collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Company pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent or any Bank by means of electronic communications pursuant to this subsection, including through an Approved Electronic Platform.
“Company”: as defined in the introductory paragraph to this Agreement.
“Conduit Lender”: any special purpose corporation organized and administered by any Bank for the purpose of making Loans otherwise required to be made by such Bank and designated by such Bank in a written instrument; provided that the designation by any Bank of a Conduit Lender shall not relieve the designating Bank of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Bank (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to subsections 2.13, 2.14, 2.15, 2.16 or 10.5 than the designating Bank would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender (and each Bank which designates a Conduit Lender shall indemnify the Company against any increased taxes, costs, expenses, liabilities or losses associated with any payment thereunder to such Conduit Lender) or (b) be deemed to have any Commitment.
“Consolidated Capitalization Ratio”: at the last day of any fiscal quarter of the Company, the ratio of (i) all Total Consolidated Indebtedness of the Company and its Subsidiaries outstanding on such date to (ii) the sum of (A) all Total Consolidated Indebtedness of the Company and its Subsidiaries outstanding on such date and (B) Consolidated Net Worth on such date; provided that for purposes of the Consolidated Capitalization Ratio, from and after the consummation of a Kindred Hospice / Community Care Qualified Public Offering, (x) Total Consolidated Indebtedness shall exclude any Indebtedness of the Kindred Hospice and Community Care Business and (y) Consolidated Net Worth shall exclude the stockholders’ equity of the Company and its Subsidiaries attributable to the Kindred Hospice and Community Care Business.
“Consolidated Net Tangible Assets”: at any date, the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Company (excluding any thereof which are by their terms extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.
“Consolidated Net Worth”: at any date, the stockholders’ equity of the Company and its Subsidiaries as most recently reported by the Company pursuant to subsection 6.4 as of such date (or, if prior to the first report under subsection 6.4, as reported in the most recent financial statements delivered pursuant to subsection 5.1(d)) (it being understood for the avoidance of doubt that, for purposes of subsection 7.1, it shall be the stockholders’ equity of the Company and its Subsidiaries reported by the Company pursuant to subsection 6.4 with respect to the fiscal quarter for which such covenant is being tested), determined in accordance with GAAP.
“Continuing Director”: any member of the board of directors of the Company who is a member of such board on the date of this Agreement, and any Person who is a member of such board and whose nomination as a director was approved by a majority of the Continuing Directors then on such board.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Group Person”: any Person which is a member of the controlled group or is under common control with the Company or any Subsidiary within the meaning of Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.
“Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Party”: the Agent or any Bank.
“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.
“Default”: any of the events specified in subsection 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Defaulting Bank”: Subject to subsection 2.20(b), any Bank that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement; provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, (d) has, or has a Bank Parent that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action or

(e) has defaulted in fulfilling its funding obligations generally under other agreements in which such Bank commits to extend credit.
“Documentation Agents”: PNC Capital Markets LLC, U.S. Bank, National Association, Wells Fargo Securities, LLC, Citibank, N.A. and Truist Bank.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Embargoed Jurisdiction”: any country, region or territory that is subject to a comprehensive embargo under applicable Sanctions, as modified from time to time by relevant Governmental Authorities and which, as of the date of this Agreement, shall include Crimea, Cuba, Iran, North Korea and Syria.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default”: any of the events specified in subsection 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate. If the Federal Funds Effective Rate shall be less than zero, it shall be deemed zero for purposes hereof.

“Financing Lease”: any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee; provided that for purposes of this Agreement or any other Loan Document, in no event shall any lease that would be categorized as an “operating lease” in accordance with ASC 842 be considered a Financing Lease.
“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR shall be zero.
“GAAP”: subject to subsection 1.2(b), generally accepted accounting principles in the United States of America from time to time in effect.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee Obligation”: of any Person, any arrangement whereby credit is extended to one party on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of another, or to purchase an obligation owed by that other, to purchase assets or to provide funds in the form of lease or other types of payments under circumstances that would enable that other to discharge one or more of its obligations, whether or not such arrangement is listed in the balance sheet of the obligor or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.
“Headquarters”: the principal executive offices of the Company located at 500 West Main Street, Louisville, Kentucky 40202.
“HMO”: a health maintenance organization doing business as such (or required to qualify or to be licensed as such) under HMO Regulations.
“HMO Regulations”: all laws, regulations, directives and administrative orders applicable under federal or state law specific to health maintenance organizations and any regulations, orders and directives promulgated or issued pursuant thereto.
“HMO Regulator”: any Person charged with the administration, oversight or enforcement of an HMO Regulation.
“Indebtedness”: of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person in excess of $1,000,000 (other than, in each case, undrawn letters of credit, acceptances or similar obligations), (f) Indebtedness of others secured by any Lien on any property owned by the Company or any Subsidiary even though such Person has not assumed or otherwise become liable for the payment thereof (but excluding, in the case of this clause (f), involuntary Liens on the property of such Person that are being contested in good faith and by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP); provided that the amount of such Indebtedness shall be the lesser of the fair market value of such property and the amount of liabilities secured thereby, (g) the amount of Synthetic Lease Obligations of such Person and (h) all Guarantee Obligations relating to any of the foregoing in excess of $5,000,000 (but excluding, in the case of this clause (h), involuntary obligations of such Person that are being contested in good faith and by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP).
“Indemnified Liabilities”: as defined in subsection 10.5(c).
“Indemnified Person”: as defined in subsection 10.5(c).
“Insolvency” or “Insolvent”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insurance Regulation”: any law, regulation, rule, directive or order applicable and specific to an insurance company.
“Insurance Regulator”: any Person charged with the administration, oversight or enforcement of any Insurance Regulation.
“Interest Payment Date”: (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after Alternate Base Rate Loans are made or Term Benchmark Loans are converted to Alternate Base Rate Loans and the final maturity date of such Loan, (b) as to any Term Benchmark Loan, the last day of such Interest Period.
“Interest Period”: with respect to any borrowing of Term Benchmark Loans, the period commencing on the date of such borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day, (ii) if the Company shall fail to give notice as provided above, the Company shall be deemed to have selected an Alternate Base Rate Loan to replace the affected Term Benchmark Loan, (iii) any Interest Period pertaining to a Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (iv) any interest period pertaining to a Term Benchmark Loan that would otherwise end after the Termination Date shall end on the Termination Date and (v) no tenor that has been removed from this definition pursuant to subsection 2.10(e) shall be available for specification in such notice of borrowing or interest election request.
“IRS”: the United States Internal Revenue Service.
“JPMorgan”: JPMorgan Chase Bank, N.A.
“Kindred at Home Business”: the business known as of the date hereof as Kindred at Home, which is organized as of the date hereof as Kentucky Homecare Parent, Inc. and its Subsidiaries.

“Kindred Hospice and Community Care Business”: any or all of the legal entities, divisions, assets and operations primarily comprising the hospice and community care business of the Kindred at Home Business, and certain other related businesses of the Company.
“Kindred Hospice / Community Care Qualified Public Offering”: (a) an initial underwritten public offering or a direct listing of common Capital Stock of the Kindred Hospice and Community Care Business or a direct or indirect parent thereof (other than the Company) pursuant to an effective registration statement (other than a registration statement on Form S-8 (or equivalent forms applicable to foreign public companies or foreign private issuers in the United States) or any successor form) filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, or pursuant to a prospectus or similar documents filed with securities regulatory authorities outside of the United States or (b) any transaction or series of related transactions following consummation of which the Kindred Hospice and Community Care Business or any direct or indirect parent thereof (other than the Company) has a class or series of common equity securities traded on a recognized securities exchange.
“Kindred Hospice / Community Care Separation Transaction”: following the Company’s acquisition of the Kindred at Home Business, any transaction or series of transactions the anticipated result of which is or will be that the Company ceases to own, directly or indirectly, a majority of the Voting Stock of the Kindred Hospice and Community Care Business, including (without any assurance as to the timing or certainty thereof) a public listing or another potential transaction.
“Lead Arrangers”: JPMorgan, BofA Securities, Inc., PNC Capital Markets LLC, U.S. Bank, National Association, Wells Fargo Securities, LLC, Citibank, N.A. and Truist Securities, Inc.
“Lender Affiliate”: (a) any Affiliate of any Bank, (b) any Person that is administered or managed by any Bank and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Bank which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Bank or by an Affiliate of such Bank or investment advisor.
“Lien”: any lien (statutory or other), security interest or other charge or encumbrance of any kind, or preference, priority or other preferential arrangement that has the same practical effect as any of the foregoing (including, without limitation, any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing).
“Loan”: any loan made by any Bank pursuant to this Agreement.
“Loan Documents”: this Agreement and the Notes.
“Margin Stock”: as defined in Regulation U.
“Material Acquisition”: an acquisition the consideration for which is equal to or greater than $125,000,000.
“Material Adverse Effect”: any material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or (c) the rights and remedies of the Banks with respect to the Company and its Subsidiaries under any of the Loan Documents.

“Material Step-Up Acquisition”: an acquisition the cash consideration for which is equal to or greater than $1,000,000,000.
“Maximum Rate”: as defined in subsection 10.18.
“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-U.S. Bank”: as defined in subsection 2.15(c)(ii).
“Note”: as defined in subsection 2.3(e).
“NYFRB”: the Federal Reserve Bank of New York.
“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 A.M. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rates shall be deemed to be zero.
“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Other Connection Taxes”: with respect to the Agent or any Bank, taxes imposed as a result of a present or former connection between such Agent or Bank and the jurisdiction imposing such tax (other than connections arising from such Agent or Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to subsection 2.18(c)).
“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participant Register”: as defined in subsection 10.6(b).
“Participants”: as defined in subsection 10.6(b).
“Patriot Act”: as defined in subsection 10.14.

“Payment”: as defined in subsection 9.13(a).
“Payment Notice”: as defined in subsection 9.13(b).
“Payment Sharing Notice”: a written notice from the Company, or any Bank, informing the Agent that an Event of Default has occurred and is continuing and directing the Agent to allocate payments thereafter received from the Company in accordance with subsection 2.11(c).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, estate, firm, enterprise, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee benefit plan as defined in Section 3(3), and subject to Title IV of ERISA, and in respect of which the Company, any Subsidiary or any Control Group Person is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pricing Grid”: the Pricing Grid set forth in Schedule II.
“Primary Lead Arrangers”: JPMorgan and BofA Securities, Inc.
“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(c) of the Code.
“Projections”: as defined in subsection 4.4(a).
“Protected Person”: as defined in subsection 10.5(a).
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchasing Banks”: as defined in subsection 10.6(d).
“Reference Time”: with respect to any setting of the then-current Benchmark, (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting and (3) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Agent in its reasonable discretion.
“Refinancing”: the refinancing of Indebtedness of certain Subsidiaries of the Company.
“Register”: as defined in subsection 10.6(e).

“Regulation U”: Regulation U of the Board.
“Regulation X”: Regulation X of the Board.
“Relevant Governmental Body”: the Board, the NYFRB or the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board or the NYFRB, or, in each case, any successor thereto.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).
“Required Banks”: (a) prior to the expiration or termination of the Commitments, Banks whose Commitment Percentages aggregate more than 50% and (b) after the Commitments have expired or been terminated, Banks whose outstanding Loans represent in the aggregate more than 50% of all outstanding Loans.
“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, the president, any executive or senior vice president or vice president, the chief financial officer, treasurer or controller of the Company.
“S&P”: Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person located, organized or resident in an Embargoed Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions”: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“Significant Subsidiary”: at any particular time, any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.
“Single Employer Plan”: any Plan which is not a Multiemployer Plan.
“SOFR”: a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date”: as defined in the definition of “Daily Simple SOFR”.
“SOFR Rate Day”: as defined in the definition of “Daily Simple SOFR”.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Syndication Agent”: BofA.
“Synthetic Lease”: each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease under GAAP and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.
“Synthetic Lease Obligation”: as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.
“Taxes”: as defined in subsection 2.15(a).
“Term Benchmark”: when used in reference to any Loan, refers to whether such Loan, or the Loans comprising such borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term Benchmark Tranche”: the collective reference to Term Benchmark Loans having the same Interest Period (whether or not originally made on the same day).
“Term SOFR Determination Day”: as defined in the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate”: with respect to any borrowing of Term Benchmark Loans and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any borrowing of Term Benchmark Loans denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date”: the second anniversary of the Closing Date (or, if such date is not a Business Day, the next succeeding Business Day).
“Total Consolidated Indebtedness”: at any time, the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries of the kinds referred to in clauses (a), (c) and (d) of the definition of “Indebtedness”, or of the kinds referred to in clauses (f) and (h) thereof to the extent relating to Indebtedness of the kinds referred to in clauses (a), (c) and (d) thereof, all computed in accordance with GAAP.
“Transactions”: collectively, (a) the funding of the Loans hereunder, (b) the Refinancing and (c) the payment of fees and expenses in connection with the foregoing.
“Transfer Effective Date”: with respect to an Assignment and Assumption, the effective date of such Assignment and Assumption.
“Transferee”: as defined in subsection 10.6(g).
“Type”: as to any Loan, its nature as an Alternate Base Rate Loan or Term Benchmark Loan.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate”: as defined in subsection 2.15(c)(ii)(C).
“Voting Stock”: with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such contingency.
“Waterside Building”: the real property located at 101 East Main Street, Louisville, Kentucky 40202, including the building housing insurance claim processing operations of the Company.
“Waterside Garage”: the parking garage of the Company located at 201 North Brook Street, Louisville, Kentucky 40202.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Definitional Provisions.
(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.
(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Agent, the Banks and the Company shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP, and such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification (“ASC”) 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).
(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this

Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
1.3Interest Rates. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.10(b) provides a mechanism for determining an alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Bank or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.4Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.
SECTION 2.AMOUNT AND TERMS OF LOANS
2.1Term Loans.
(a)Subject to the terms and conditions hereof, each Bank severally agrees to make Loans in Dollars to the Company in a single drawing on the Closing Date, in an aggregate principal amount not to exceed the Commitment of such Bank. On the Closing Date (after giving effect to the incurrence of Loans), the Commitments of each Bank shall terminate and automatically be reduced to zero, irrespective of whether the aggregate amount of Loans made on the Closing Date is equal to or less than the aggregate amount of Commitments immediately prior to the making of the Loans. Amounts borrowed under this subsection 2.1 and repaid or prepaid may not be borrowed.
(b)The Company may borrow under the Commitments on any Business Day; provided that the Company shall give the Agent notice (which notice must be received by the Agent (i) prior to 1:00 P.M., New York City time, two Business Days prior to the requested Borrowing Date, in the case of Term Benchmark Loans, and (ii) prior to 1:00 P.M., New York City time, on the requested Borrowing Date, in the case of Alternate Base Rate Loans), specifying (A) the amount to be borrowed,

(B) the requested Borrowing Date and (C) whether the borrowing is to be of Term Benchmark Loans, Alternate Base Rate Loans, or a combination thereof. Upon receipt of such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent set forth in subsection 10.2 prior to 2:00 P.M. (or in the case of a same day borrowing of Alternate Base Rate Loans, 3:00 P.M.), New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be promptly made available to the Company by the Agent at such office of the Agent by crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks.
2.2[Reserved].
2.3Repayment of Loans; Evidence of Debt.
(a)The Company hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan of such Bank on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.8.
(b)Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.
(c)The Agent shall maintain the Register pursuant to subsection 10.6(e), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Company and each Bank’s share thereof.
(d)The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, absent manifest error, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Bank in accordance with the terms of this Agreement.
(e)The Company agrees that, upon the request to the Agent by any Bank, the Company will execute and deliver to such Bank a promissory note of the Company evidencing the Loans of such Bank, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a “Note”).
2.4Fees. The Company agrees to pay to each of the Agent and the Primary Lead Arrangers (and as applicable their Affiliates) the other fees in the amounts, and on the dates, agreed to by the Company and the Primary Lead Arrangers (and as applicable their Affiliates). The Agent will distribute to the Banks their respective portions of upfront fees paid by the Company to the Agent, as agreed between the Agent and each Bank.

2.5Termination or Reduction of Commitments. The Company shall have the right, upon not less than three Business Days’ notice to the Agent, to terminate the Commitments or, from time to time, to reduce ratably the amount of the Commitments. Any such reduction shall be in an amount of the lesser of (x) $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) the aggregate amount of Commitments then outstanding, and shall reduce permanently the amount of the Commitments then in effect.
2.6Optional Prepayments. The Company may at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty (subject to the provisions of subsection 2.16), upon at least three Business Days’ notice to the Agent in the case of Term Benchmark Loans and one Business Day’s notice to the Agent in the case of Alternate Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or Alternate Base Rate Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each; provided that such notice may be revocable and/or conditioned on the occurrence of a specified event. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of the lesser of (x) $5,000,000, or a whole multiple thereof, and (y) the aggregate principal amount of Loans then outstanding, and may only be made if, after giving effect thereto, subsection 2.7(c) shall not have been contravened.
2.7Conversion Options; Minimum Amount of Loans.
(a)The Company may elect from time to time to convert Term Benchmark Loans to Alternate Base Rate Loans by giving the Agent at least two Business Days’ prior irrevocable notice of such election (given before 10:00 A.M., New York City time, on the date on which such notice is required); provided that any such conversion of Term Benchmark Loans shall only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Alternate Base Rate Loans to Term Benchmark Loans by giving the Agent at least three Business Days’ prior irrevocable notice of such election (given before 1:00 P.M., New York City time, on the date on which such notice is required). Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Promptly following the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its portion of such Loans to its applicable lending office. All or any part of outstanding Term Benchmark Loans and Alternate Base Rate Loans may be converted as provided herein; provided that, unless the Required Banks otherwise agree, (i) no Loan may be converted into a Term Benchmark Loan when any Event of Default has occurred and is continuing, (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof and (iii) any such conversion may only be made if, after giving effect thereto, subsection 2.7(c) shall not have been contravened.
(b)Any Term Benchmark Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in subsection 2.7(a); provided that, unless the Required Banks otherwise agree, no Term Benchmark Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto. The Agent shall notify the Banks promptly that such automatic conversion contemplated by this subsection 2.7(b) will occur.
(c)All borrowings, conversions, payments, prepayments and selection of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising any Term Benchmark Tranche shall not be less than $10,000,000. At no time shall there be more than fifteen Term Benchmark Tranches.

2.8Interest Rate and Payment Dates for Loans.
(a)The Term Benchmark Loans comprising each Term Benchmark Tranche shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Adjusted Term SOFR Rate plus the Applicable Margin.
(b)Alternate Base Rate Loans shall bear interest for each day from and including the Borrowing Date thereof on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(c)[Reserved].
(d)If all or a portion of (i) the principal amount of any Loans, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is 2% above the Alternate Base Rate from the date of such non-payment until paid in full (after as well as before judgment). If all or a portion of the principal amount of any Loans shall not be paid when due (whether at stated maturity, by acceleration or otherwise), each Term Benchmark Loan shall, unless the Required Banks otherwise agree, be converted to an Alternate Base Rate Loan at the end of the last Interest Period with respect thereto.
(e)Interest shall be payable in arrears on each Interest Payment Date.
2.9Computation of Interest and Fees.
(a)Interest in respect of Alternate Base Rate Loans shall be calculated on the basis of a (i) 365-day (or 366-day, as the case may be) year for the actual days elapsed when such Alternate Base Rate Loans are based on the Prime Rate and (ii) a 360-day year for the actual days elapsed when based on the Term SOFR Rate or the Federal Funds Effective Rate (or NYFRB Rate). Interest in respect of Term Benchmark Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Banks of each determination of the Adjusted Term SOFR Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate, the Adjusted Term SOFR Rate or Term SOFR Rate or the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate, the Adjusted Term SOFR Rate or the Term SOFR Rate is announced or such Applicable Margin changes as provided herein, as the case may be. The Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change.
(b)Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.8.
2.10Inability to Determine Interest Rate.
(a)Subject to clauses (b) through (f) of this subsection 2.10, in the event that:
(i)the Agent shall have determined in its reasonable judgment (which determination shall be conclusive and binding upon the Company) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for any requested Interest Period; or

(ii)the Agent shall have received notice prior to the first day of such Interest Period from Banks constituting the Required Banks that the interest rate determined pursuant to subsection 2.8(a) for such Interest Period does not accurately reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period;
then the Agent shall give notice thereof to the Company and the Banks by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new interest election request in accordance with the terms of Section 2.7, any interest election request that requests the conversion of any borrowing to, or continuation of any borrowing as, a borrowing of Term Benchmark Loans and any request for a borrowing of Term Benchmark Loans shall instead be deemed to be an interest election request or a request for a borrowing, as applicable, for a borrowing of Alternate Base Rate Loans; provided that if the circumstances giving rise to such notice affect only one Type of borrowings, then all other Types of borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of the notice from the Agent referred to in this Section 2.10(a) with respect to the Adjusted Term SOFR Rate, then until (x) the Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist with respect to the Adjusted Term SOFR Rate and (y) the Company delivers a new interest election request in accordance with the terms of Section 2.7, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, an Alternate Base Rate Loan on such day.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 P.M., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.
(c)Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)The Agent will promptly notify the Company and the Banks of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this subsection 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this subsection 2.10.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a borrowing of Term Benchmark Loans, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this subsection 2.10, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Agent to, and shall constitute, an Alternate Base Rate Loan on such day.
2.11Pro Rata Borrowings and Payments.
(a)Each borrowing by the Company of Loans shall be made ratably from the Banks in accordance with their Commitment Percentages.
(b)Whenever any payment received by the Agent under this Agreement is insufficient to pay in full all amounts then due and payable to the Agent and the Banks under this Agreement, and the Agent has not received a Payment Sharing Notice (or if the Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 10.5(b), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of interest then due and payable on the Loans, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; and fourth, to the payment of the principal amount of the Loans which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank.
(c)After the Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Agent under this Agreement shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of all amounts described in clauses first and second of the foregoing paragraph (b), in the order set forth therein; and second, to the payment of the interest accrued on and the principal amount of all of the Loans regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to each such Bank.
(d)All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks, at the Agent’s office set forth in subsection 10.2, in lawful money of the United States of America and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
(e)Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount which would constitute its Commitment Percentage of the borrowing of Loans on such date available to the Agent, the Agent may assume that such Bank has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Agent, times (ii) the amount of such Bank’s Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank’s Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection 2.11(e) shall be conclusive, absent manifest error. If such Bank’s Commitment Percentage of such borrowing is not in fact made available to the Agent by such Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Company.
(f)If, and for so long as, any Bank shall fail to make any payment required to be made by it pursuant to subsection 2.11(e) or 9.7, then the Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Agent for the account of such Bank for the benefit of the Agent to satisfy such Bank’s obligations to it under such subsection until all such unsatisfied obligations are fully paid.
2.12Illegality. Notwithstanding any other provisions herein, if after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Term Benchmark Loans as contemplated by this Agreement, (a) the Bank shall, within 30 Business Days after it becomes aware of such fact, notify the Company, through the Agent, of such fact, (b) the commitment of such Bank hereunder to make Term Benchmark Loans or convert Alternate Base Rate Loans to Term Benchmark Loans shall forthwith be cancelled and (c) such Bank’s Loans then outstanding as Term Benchmark Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods for such Loans or within such earlier period as required by law. Each Bank shall take such action as may be reasonably available to it without material legal or financial disadvantage (including changing its lending office) to prevent the adoption of or any change in any such Requirement of Law from becoming applicable to it.
2.13Requirements of Law. If after the date hereof the adoption of or any change in any Requirement of Law (including any rules or regulations issued under or implementing any existing law) or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) after the date hereof from any central bank or other Governmental Authority:
(a)shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement or any Term Benchmark Loans made by it, or change the basis of taxation of payments to such Bank of principal, facility fee, interest or any other amount payable hereunder in respect of Loans (except for Taxes covered by subsection 2.15 and taxes described in clauses (i) through (iv) of subsection 2.15(a));
(b)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Adjusted Term SOFR Rate hereunder; or
(c)shall impose on such Bank any other condition;
and the result of any of the foregoing is to increase the cost to such Bank (or, in the case of clause (a), to such Bank), by any amount which such Bank (or, in the case of clause (a), such Bank) reasonably deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect thereof, then, in any such case, the Company shall after submission by such Bank (or, in the case of clause (a), such Bank ), through the Agent, to the Company of a written request therefor (such request, which shall be conclusive and binding upon all parties in the absence of manifest error, shall include details reasonably sufficient to establish the basis for such additional cost or reduced amount receivable and shall be submitted to the Company within 30 Business Days after it becomes aware of such fact), the Company shall, within 30 days of such written request, pay such Bank (or, in the case of clause (a), such Bank) for such additional cost or reduced amount receivable; provided, however, that notwithstanding anything contained in this subsection 2.13 to the contrary, such Bank (or, in the case of clause (a), such Bank) shall not be entitled to receive any amounts pursuant to this subsection 2.13 that it is also entitled to pursuant to subsection 2.15(a). If a Bank (or, in the case of clause (a), a Bank) becomes entitled to claim any additional amounts pursuant to this subsection 2.13, it shall, within 30 Business Days after it becomes aware of such fact, notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Bank (or, in the case of clause (a), such Bank), through the Agent, to the Company shall be conclusive and binding in the absence of manifest error. Each Bank (or, in the case of clause (a), each Bank) shall take such action as may be reasonably available to it without legal or financial disadvantage (including changing its lending office) to prevent any such Requirement of Law or change from becoming applicable to it. This covenant shall survive the termination of this Agreement and payment of all other amounts payable hereunder.
2.14Capital Adequacy.
(a)If any Bank shall have determined that after the date hereof the adoption of or any change in any Requirement of Law (including any rules or regulations issued under or implementing any existing law) regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive after the date hereof regarding capital adequacy or liquidity (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount which is reasonably deemed by such Bank to be material, then from time to time, after submission by such Bank, through the Agent, to the Company of a written request therefor (such request, which shall be conclusive and binding upon all parties in the absence of manifest error, shall include details reasonably sufficient to establish the basis for such additional amounts payable and shall be submitted to the Company within 30 Business Days after it becomes aware of such fact), the Company shall, within 15 Business Days of such written request, pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. The agreements in this subsection 2.14 shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.
(b)Notwithstanding anything herein to the contrary (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted, issued or implemented.
2.15Taxes.
(a)All payments made by or on behalf of the Company under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, addition to tax or penalties applicable thereto, excluding, in the case of the Agent and each Bank, (i) taxes imposed on or measured by net income (however denominated) and franchise taxes and branch profits taxes, in each case, imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank (as the case may be) is organized or where its principal office is located, in each case, any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank’s applicable lending office is located or any political subdivision or taxing authority thereof or therein, or that are Other Connection Taxes, (ii) in the case of a Bank, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under subsection 2.18(c)) or (B) such Bank changes its lending office, except in each case to the extent that, pursuant to subsection 2.15, amounts with respect to such taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office (iii) taxes attributable to a failure by a Bank to comply with the form delivery and notice requirements of subsection 2.15(c) below and (iv) any withholding taxes imposed under FATCA (all such non-excluded taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto being hereinafter called “Taxes”). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under any other Loan Document, (x) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (y) the amounts so payable to the

Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes as if such withholding or deduction had not been made. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt that is received by the Company showing payment thereof (or, if no official receipt is received by the Company, a statement of the Company indicating payment thereof). If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure.
(b)The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(c)Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Company and the Agent, at the time or times reasonably requested by the Company or the Agent, such properly completed and executed documentation reasonably requested by the Company or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections 2.15(c)(i), (ii) and (iv) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
Without limiting the generality of the foregoing,
(i)any Bank that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company and the Agent on or prior to the date on which such Bank becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(ii)any Bank that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Bank”) shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Bank becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), whichever of the following is applicable:
(A)in the case of a Non-U.S. Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S.

federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)executed copies of IRS Form W-8ECI;
(C)in the case of a Non-U.S. Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(D)to the extent a Non-U.S. Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Bank is a partnership and one or more direct or indirect partners of such Non-U.S. Bank are claiming the portfolio interest exemption, such Non-U.S. Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(iii)any Non-U.S. Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Bank becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Agent to determine the withholding or deduction required to be made; and
(iv)If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Agent as may be necessary for the Company and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection 2.15(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Agent of its legal inability to do so.
(d)Each Bank shall indemnify the Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental

Authority that are attributable to such Bank and that are payable or paid by the Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Agent in good faith (but only to the extent that the Company has not already indemnified the Agent and without limiting the obligation of the Company to do so). A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error.
(e)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this subsection 2.15 (including by the payment of additional amounts pursuant to this subsection 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this subsection 2.15 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
(f)The agreements in subsection 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.16Indemnity. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense (other than any loss of anticipated margin or profit) which such Bank may sustain or incur as a consequence of (a) failure by the Company to make a borrowing or conversion after the Company has given a notice of borrowing in accordance with subsection 2.1(b) or a notice of continuation or conversion pursuant to subsection 2.7, (b) failure by the Company to make any prepayment after the Company has given a notice in accordance with subsection 2.6 or (c) the making of a prepayment of a Term Benchmark Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Term Benchmark Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Any Bank claiming any amount under this subsection 2.16 shall provide calculations, in reasonable detail, of the amount of its loss or expense. This covenant shall survive termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.
2.17Application of Proceeds of Loans. The Company shall use the proceeds of the Loans for general corporate purposes, including (a) to consummate the Refinancing and/or (b) to pay fees and expenses in connection with the Transactions.
2.18Notice of Certain Circumstances; Assignment of Loans Under Certain Circumstances.
(a)Any Bank claiming any additional amounts payable pursuant to subsection 2.13, 2.14 or 2.15 or exercising its rights under subsection 2.12, shall, in accordance with the respective provisions thereof, provide notice to the Company and the Agent. Such notice to the Company and the

Agent shall include details reasonably sufficient to establish the basis for such additional amounts payable or the rights to be exercised by the Bank.
(b)Any Bank claiming any additional amounts payable pursuant to subsection 2.13, 2.14 or 2.15 or exercising its rights under subsection 2.12, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the reasonable determination of such Bank, be otherwise disadvantageous in any material respect to such Bank.
(c)In the event that (i) the Company shall be required to make any additional payments to any Bank pursuant to subsections 2.13, 2.14 or 2.15 or any Bank shall exercise its rights under subsection 2.12, (ii) any Bank becomes a Defaulting Bank or (iii) any Bank does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Banks or each of the Banks affected thereby (so long as the consent of the Required Banks has been obtained), then the Company shall have the right at its own expense, upon notice to such Bank and the Agent, to require such Bank to transfer and to assign without recourse (in accordance with and subject to the terms of subsection 10.6) all its interest, rights and obligations under this Agreement to another financial institution (including any Bank) which shall assume such obligations; provided that (x) no such assignment shall conflict with any Requirement of Law, (y) such assuming financial institution shall pay to such Bank in immediately available funds on the date of such assignment the outstanding principal amount of such Bank’s Loans together with accrued interest thereon and all other amounts accrued for its account or owed to it hereunder, including, but not limited to additional amounts payable under subsections 2.4, 2.12, 2.13, 2.14, 2.15 and 2.16 and (z) the Company shall be liable to such replaced Bank under subsection 2.16 if any Term Benchmark Loan owing to such replaced Bank shall be purchased other than on the last day of the Interest Period relating thereto.
2.19[Reserved].
2.20Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)the Commitment and Aggregate Outstanding Extensions of Credit of such Defaulting Bank shall not be included in determining whether all Banks, all affected Banks or the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to subsection 10.1); provided that (i) such Defaulting Bank’s Commitment may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Bank without such Defaulting Bank’s consent; and
(b)in the event that the Agent and the Company each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then on such date such Bank shall purchase at par such of the Loans of the other Banks as the Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Commitment Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such Bank was a Defaulting Bank.
SECTION 3.[RESERVED]

SECTION 4.REPRESENTATIONS AND WARRANTIES
The Company hereby represents and warrants, as of the Closing Date, that:
4.1Corporate Existence; Compliance with Law. The Company (a) is (i) duly organized and validly existing and (ii) except to the extent that the failure to be in good standing would not reasonably be expected to result in a Material Adverse Effect, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or similar power and authority, and the legal right, to (i) make, deliver and perform the Loan Documents to which it is a party and (ii) own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except, in the case of this clause (ii), to the extent the failure thereof would not reasonably be expected to result in a Material Adverse Effect and (c) is in compliance with all Requirements of Law, including, without limitation, HMO Regulations and Insurance Regulations, except to the extent that the failure to comply therewith would not have a Material Adverse Effect.
4.2No Legal Obstacle to Agreement; Enforceability.
(a)Neither the execution and delivery of any Loan Document, nor the making by the Company of any borrowings hereunder, nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement, has constituted or resulted in or will (i) constitute or result in a breach of (A) the certificate of incorporation, by-laws or other organizational or governing documents of the Company, (B) any Requirement of Law, including without limitation, HMO Regulations and Insurance Regulations, or (C) any Contractual Obligation of the Company or any of its Subsidiaries, except in the case of clauses (B) and (C) where such breach would not reasonably be expected to have a Material Adverse Effect, or (ii) result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries.
(b)No approval, authorization or other action by any Governmental Authority, including, without limitation, HMO Regulators and Insurance Regulators, or any other Person is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, or the making of any borrowing by the Company hereunder.
(c)This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Company.
(d)This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.3Litigation. Except as disclosed in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for its fiscal quarters ended March 31, 2021 and June 30, 2021, in each case, filed with the Securities and Exchange Commission and previously distributed to the Banks or filed with the Securities and Exchange Commission under EDGAR, as of the date hereof, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency, including without limitation, HMO Regulators and Insurance Regulators, pending or to the knowledge of the Company threatened which, after giving effect to any applicable insurance, would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any other Loan Document, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency, including without limitation, HMO Regulators and Insurance Regulators, has been issued against the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.
4.4Disclosure.
(a)Neither this Agreement nor any agreement, document, certificate or statement furnished to the Banks by the Company in connection herewith (including, without limitation, the information relating to the Company and its Subsidiaries included in the Confidential Information Memorandum dated October 2021 delivered in connection with the syndication of the credit facilities hereunder) contains as of the date hereof, taken as a whole together with all other information furnished to the Banks by the Company, any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading (it being understood that the Company makes no representation or warranty in this sentence with respect to any projections, other forward looking information, industry information or general economic information). All financial projections concerning the Company and its Subsidiaries furnished to the Banks by or on behalf of the Company or any of the Company’s representatives (the “Projections”) have been prepared in good faith based upon reasonable assumptions at the time made and at the time the Projections are furnished to the Banks (it being understood that the Projections are subject to significant uncertainties and contingencies many of which are beyond the control of the Company, that no assurance can be given that the Projections will be realized, and that actual results may differ from projected results and that such differences may be material).
(b)As of the Closing Date, to the best knowledge of the Company and solely to the extent the Company qualifies as a “legal entity” customer under the Beneficial Ownership Regulation, the information included in any Beneficial Ownership Certification provided on or prior to the Closing Date to any Bank in connection with this Agreement is true and correct in all respects.
4.5Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors, and to the knowledge of the Company, its employees and agents, are in compliance with Anti-Corruption Laws and Sanctions in all material respects. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, Affiliate, or representative thereof, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
4.6Financial Condition. The Company has furnished to the Agent and each Bank, or filed with the Securities and Exchange Commission under EDGAR, copies of the following:
(a)the Annual Report of the Company on Form 10-K (and all amendments thereto) for the fiscal year ended December 31, 2020; and
(b)the Quarterly Report of the Company on Form 10-Q (and all amendments thereto) for the fiscal quarters ended March 31, 2021 and June 30, 2021.

The financial statements included therein, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). As of the date of such financial statements, neither the Company nor any of its Subsidiaries had any known contingent liabilities of any significant amount which, in accordance with GAAP, is not disclosed in said financial statements or in the notes thereto which would reasonably be expected to have a Material Adverse Effect. During the period from December 31, 2020 to and including the Closing Date, there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any asset reflected on the balance sheet referred to above that would have been a material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at December 31, 2020 other than as disclosed in Schedule IV.
4.7Changes in Condition. Since December 31, 2020, there has been no development or event nor any prospective development or event, which has had, or would reasonably be expected to have, a Material Adverse Effect.
4.8Solvency. As of the Closing Date, the matters set forth in the certificate delivered to the Agent pursuant to subsection 5.1(m) are true and correct.
4.9[Reserved].
4.10[Reserved].
4.11[Reserved].
4.12Margin Regulations. No part of the proceeds of any Loans will be used in any transaction or for any purpose which violates the provisions of Regulations U or X as now and from time to time hereafter in effect. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
4.13Investment Company Act. The Company is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.
4.14[Reserved].
4.15[Reserved].
4.16Affected Financial Institutions. The Company is not an Affected Financial Institution.
SECTION 5.CONDITIONS
5.1Conditions to the Closing Date. The obligations of each Bank to make the Loans contemplated by subsection 2.1 shall be subject to the compliance by the Company with its agreements herein contained and to the satisfaction of the following conditions:
(a)Credit Agreement. The Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Company, the Agent and each Bank.
(b)Legal Opinions. The Agent shall have received opinions rendered by (i) in-house counsel to the Company and (ii) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Company, in each case in form and substance reasonably satisfactory to the Agent.

(c)Closing Date Certificate. The Agent shall have received, with a copy for each Bank, a Closing Date Certificate, substantially in the form of Exhibit D and dated the Closing Date, executed by a Responsible Officer.
(d)Financial Statements. The Agent shall have received for the Company (a) GAAP audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for the three most recent fiscal years ended at least 60 days prior to the Closing Date and (b) GAAP unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows for each subsequent fiscal quarter ended at least 40 days before the Closing Date, which financial statements shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1; provided that the filing of the required financial statements on Form 10-K and Form 10-Q by the Company will be deemed to satisfy the foregoing requirements.
(e)Fees and Expenses. The Primary Lead Arrangers, the Agent and the Banks shall have received all fees and expenses required to be paid on or prior to the Closing Date pursuant to this Agreement and any other agreement or fee letter related to the Loans to the extent a reasonably detailed invoice has been delivered to the Company at least two business days prior to the Closing Date.
(f)Corporate Proceedings. The Agent shall have received, with a copy for each Bank, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the board of directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Agent.
(g)Corporate Documents. The Agent shall have received true and complete copies of the certificate of incorporation and bylaws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.
(h)Incumbency Certificate. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing each Loan Document and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
(i)Good Standing Certificate. The Agent shall have received a copy of a certificate dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Company in its jurisdiction of incorporation.
(j)No Default; Representations. No Default or Event of Default shall have occurred and be continuing on the Closing Date. Each of the representations and warranties made by the Company and its Subsidiaries in this Agreement or pursuant to the other Loan Documents shall be true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, in all respects) on and as of such date as if made on and as of such date.
(k)Know-Your Customer. At least three Business Days prior to the Closing Date, the Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested by the Agent or the Banks (through the Agent) at least ten Business Days prior to the Closing Date. Solely to the extent the Company qualifies as a “legal entity” customer under the Beneficial Ownership Regulation, the Company shall have delivered to each requesting Bank at least three Business Days prior to the Closing Date (to the extent request by such Bank at least ten Business Days prior to the Closing Date) a Beneficial Ownership Certification in relation to the Company.
(l)Refinancing. The Refinancing shall have been consummated substantially concurrently with the funding of the Loans.
(m)Solvency. The Agent shall have received a certificate from the chief financial officer of the Company, in the form attached hereto as Exhibit B, certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.
(n)Notice. The Company shall have provided the Agent a notice requesting a borrowing of Loans in accordance with this Agreement.
SECTION 6.AFFIRMATIVE COVENANTS
The Company hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder (other than contingent obligations for which no claim has been made), the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:
6.1Taxes, Indebtedness, etc. (a) Duly pay, discharge or otherwise satisfy, or cause to be paid, discharged or otherwise satisfied, before the same shall become in arrears, all taxes, assessments, levies and other governmental charges imposed upon such Person and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, that if not paid, would reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto; and (b) promptly pay when due, or in conformance with customary trade terms, all other Indebtedness, liabilities and other obligations of whatever nature incident to its operations, that if not paid, would reasonably be expected to have a Material Adverse Effect; provided, however, that any such Indebtedness, liability or obligation need not be paid if the validity or amount thereof shall currently be contested in good faith and if the Company or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto.
6.2Maintenance of Properties; Maintenance of Existence. Keep its properties in good repair, working order and condition, ordinary wear and tear excepted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; and in the case of the Company or any Subsidiary of the Company while such Person remains a Subsidiary, do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and all rights, privileges and franchises necessary to continue such businesses, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.3Insurance. Maintain or cause to be maintained insurance, with credit worthy insurance companies including any Subsidiary which is engaged in the business of providing insurance protection, or self-insure, against such risks and in such amounts as are usually maintained or insured against by other corporations engaged in the same or a similar business or consistent with the Company’s past practice.
6.4Financial Statements. Furnish (or make available via the IntraLinks website or the Securities and Exchange Commission EDGAR website) the following to the Agent and each Bank (if not provided via IntraLinks):
(a)Annual Statements. As soon as available, and in any event within 100 days after the end of each fiscal year, the consolidated balance sheet as at the end of each fiscal year and consolidated statements of profit and loss and of retained earnings for such fiscal year of the Company and its Subsidiaries, together with comparative consolidated figures for the next preceding fiscal year, accompanied by reports or certificates of PricewaterhouseCoopers LLP, or, if they cease to be the auditors of the Company, of other independent public accountants of national standing and reputation, to the effect that such balance sheet and statements were prepared in accordance with GAAP consistently applied and fairly presents in all material respects the financial position of the Company and its Subsidiaries as at the end of such fiscal year and the results of their operations and changes in financial position for the year then ended. In addition, such financial statements shall be accompanied by a certificate of the treasurer of the Company containing computations showing compliance with subsection 7.1 and certifying that no Default or Event of Default is then continuing (or, if a Default or Event of Default is then continuing, setting forth the nature of such Default or Event of Default).
(b)Quarterly Statements. As soon as available, and in any event within 55 days after the close of each of the first three fiscal quarters of the Company and its Subsidiaries in each year, the consolidated balance sheet as at the end of such fiscal quarter and consolidated statements of profit and loss and retained earnings for the portion of the fiscal year then ended, of the Company and its Subsidiaries, together with computations showing compliance with subsection 7.1, accompanied by a certificate of the treasurer of the Company that such statements and computations have been properly prepared in accordance with GAAP, consistently applied, and fairly present in all material respects the financial position of the Company and its Subsidiaries as at the end of such fiscal quarter and the results of their operations and changes in financial position for such quarter and for the portion of the fiscal year then ended, subject to normal audit and year-end adjustments and certifying that no Default or Event of Default is then continuing (or, if a Default or Event of Default is then continuing, setting forth the nature of such Default or Event of Default).
6.5Certificates; Other Information. Furnish to the Agent and each Bank (or make available via the IntraLinks website or, to the extent available, the Securities and Exchange Commission EDGAR website):
(a)within five Business Days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five Business Days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission; and
(b)promptly, such additional financial and other information as the Agent may from time to time reasonably request on behalf of any Bank.
6.6[Reserved].
6.7Compliance with Laws. Comply with all Requirements of Law, except where the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.8Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries shall be made of all dealings and transactions material to the Company and its Subsidiaries, taken as a whole, in relation to its business and activities; and permit, upon reasonable notice, representatives of the Agent (or if an Event of Default has occurred and is continuing, any Bank) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (but in any event no more frequently than once in any twelve-month period unless an Event of Default has occurred and is continuing) and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries; provided, however, that the inspection rights of the Agent and the Banks shall not extend to any information covered by attorney-client or other legal privilege or to the extent the exercise of such inspection rights would reasonably be expected to result in violation or other breach of any third-party confidentiality agreements.
6.9Notices. Promptly give notice to the Agent and each Bank of the occurrence of any Default or Event of Default. Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.
SECTION 7.NEGATIVE COVENANTS
The Company hereby agrees that, from and after the Closing Date and so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder (other than contingent obligations for which no claim has been made), the Company shall not:
7.1Financial Condition Covenant. Permit the Consolidated Capitalization Ratio on the last day of any fiscal quarter of the Company to be greater than 0.60 to 1.0; provided that (a) at any time after the definitive agreement for a Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Indebtedness as set forth in the definition of “Acquisition Indebtedness”)), any Acquisition Indebtedness (and the proceeds from such Indebtedness) shall be excluded from the determination of the Consolidated Capitalization Ratio; provided that promptly following the incurrence thereof, the Company shall provide a certification to the Agent that the Acquisition Indebtedness (and the proceeds from any such Indebtedness) are to be used in connection with the consummation of such Material Acquisition; and (b) at the Company’s election and upon written notice from the Company to the Agent within 30 days after the consummation of a Material Step-Up Acquisition, for the fiscal quarter in which such Material Step-Up Acquisition is consummated and each of the three fiscal quarters thereafter, the maximum Consolidated Capitalization Ratio pursuant to this subsection 7.1 shall increase to 0.65 to 1.0; provided that (i) the Company may increase the Consolidated Capitalization Ratio following the consummation of the Material Step-Up Acquisition not more than two times during the term of this Agreement and (ii) following any such increase, the maximum Consolidated Capitalization Ratio shall be 0.60 to 1.0 for at least two consecutive fiscal quarter end dates before the maximum Consolidated Capitalization Ratio may be increased to 0.65 to 1.0 again as a result of a subsequent Material Step-Up Acquisition.
7.2Limitation on Subsidiary Indebtedness. Permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness of any Subsidiary to the Company or any other Subsidiary;
(b)Indebtedness of a Person (including, for the avoidance of doubt, each Person constituting the Kindred at Home Business) which becomes a Subsidiary after May 28, 2021, and any refinancings, refundings, renewals, amendments or extensions thereof that do not increase the outstanding principal amount thereof (other than increases in the principal amount to cover accrued interest, fees, prepayment premiums and transaction fees and expenses); provided that (i) such indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately before and after giving effect to the acquisition of such Person by the Company, no Event of Default under subsection 8.1(a) or 8.1(f) shall have occurred and be continuing;
(c)Indebtedness of the Kindred Hospice and Community Care Business, which in the Company’s good faith determination is incurred in anticipation of a Kindred Hospice / Community Care Separation Transaction, and any refinancings, refundings, renewals, amendments or extensions thereof that do not increase the outstanding principal amount thereof (other than increases in the principal amount to cover accrued interest, fees, prepayment premiums and transaction fees and expenses); and
(d)additional Indebtedness of Subsidiaries of the Company not exceeding the greater of (i) $2,250,000,000 and (ii) 15% of Consolidated Net Worth as of the date of incurrence (on a pro forma basis, for the avoidance of doubt, in accordance with the financial statements most recently reported by the Company pursuant to subsection 6.4 on or prior to such date or, if prior to the first report under subsection 6.4, as reported in the most recent financial statements delivered pursuant to subsection 5.1(d)), in aggregate principal amount at any one time outstanding, and any refinancings, refundings, renewals, amendments or extensions thereof that do not increase the outstanding principal amount thereof (other than increases in the principal amount to cover accrued interest, fees, prepayment premiums and transaction fees and expenses).
7.3Limitation on Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon any property of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, except for:
(a)Liens, if any, securing the obligations of the Company under this Agreement, including Liens created under subsection 8.1;
(b)Liens for taxes, assessments, fees or governmental charges to the extent not required to be paid under subsection 6.1;
(c)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;
(d)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(e)Liens to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, or to qualify to do business, maintain insurance or obtain other benefits, in each case incurred in the ordinary course of business;
(f)easements, rights-of-way, restrictions, leases of property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting property which in the aggregate do not materially impair its use for the operation of the business of the Company or such Subsidiary;
(g)Liens in existence on the Closing Date securing Indebtedness in existence on the Closing Date (and the replacement, extension or renewal thereof upon or in the same property) and, with respect to Indebtedness in an aggregate amount in excess of $50,000,000, listed on Schedule III; provided that no such Lien is spread to cover any additional property or any material improvements to the property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;
(h)Liens securing Indebtedness of the Company and its Subsidiaries not prohibited hereunder incurred to finance the acquisition or improvement of fixed or capital assets, and the replacement, extension or renewal thereof upon or in the same property; provided that (i) such Liens shall be created within 270 days after the acquisition or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;
(i)Liens on the property or assets of a Person (including, for the avoidance of doubt, each Person constituting the Kindred at Home Business) which becomes a Subsidiary after May 28, 2021, and the replacement, extension or renewal thereof upon or in the same property; provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) the amount of Indebtedness secured thereby, if any, is not increased, except in respect of commitments existing at the time such Person became a Subsidiary;
(j)Liens on the Headquarters, the Waterside Garage, the Clocktower Building and the Waterside Building;
(k)Liens securing Indebtedness of the Kindred Hospice and Community Care Business; provided that such Liens do not at any time encumber any property other than the assets of the Kindred Hospice and Community Care Business;
(l)usual and customary set off rights with respect to bank accounts and brokerage accounts in the ordinary course of business;
(m)statutory Liens in favor of lessors arising in connection with property leased to the Company or any of its Subsidiaries;
(n)Liens securing Indebtedness of a Subsidiary to the Company or another Subsidiary;
(o)Liens arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Company and its Subsidiaries, taken as a whole;
(p)Liens in favor of the United States of America, or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute; and
(q)Liens not otherwise permitted under this subsection 7.3 securing obligations in an aggregate amount not exceeding at any time 15% of Consolidated Net Tangible Assets as of the date of incurrence (on a pro forma basis, for the avoidance of doubt, in accordance with the financial statements as most recently reported by the Company pursuant to subsection 6.4 on or prior to such date or, if prior to the first report under subsection 6.4, as reported in the most recent financial statements delivered pursuant to subsection 5.1(d)).
7.4Limitation on Mergers and Consolidations; Sale of Assets. Enter into any merger, consolidation or amalgamation, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose (including by way of a division) all or substantially all of the property, business or assets (including, without limitation, receivables and leasehold interests) of the Company and its Subsidiaries taken as a whole, except:
(a)the Company may merge, consolidate or amalgamate into another Person owned by the Company for the purpose of causing the Company to be incorporated in a different jurisdiction;
(b)the Company may merge, consolidate or amalgamate into another Person; provided that (i) either (x) the Company shall be the continuing or surviving Person of such merger or (y) if the Company is not the survivor, (I) the Person which is the survivor shall be a Person organized under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, pursuant to an instrument executed and delivered to the Agent, and in form and substance reasonably satisfactory to the Agent, all obligations of the Company under the Loan Documents, (II) the Agent shall have received such documents and certificates as it shall have reasonably requested in connection therewith and (III) such Person shall have delivered information and documentation of the type referred to in subsection 5.1(n) with respect to such Person, and (ii) immediately before and after giving effect to such merger no Default or Event of Default shall have occurred and be continuing; and
(c)(i) any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of its property to the Company and (ii) so long as no Default or Event of Default shall have occurred and be continuing, the Company may convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property to a wholly-owned domestic Subsidiary that assumes all of the obligations of the Company under the Loan Documents pursuant to an instrument executed and delivered to the Agent, and in form and substance reasonably satisfactory to the Agent and with respect to which the Agent shall have received such documents and certificates as it shall have reasonably requested in connection therewith.
Notwithstanding the foregoing, the Company will not change its jurisdiction of organization to a jurisdiction that is not a state of the United States of America or the District of Columbia.
7.5[Reserved].
7.6[Reserved].
7.7Anti-Corruption Laws; Sanctions Laws.
(a)Use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Company, agents, shall not use the proceeds of the Loans directly, or to the knowledge of the Company, indirectly (i) for any purpose which would violate Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person, or with or in any Embargoed Jurisdiction, where such actions would constitute a violation of applicable Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or a European Union member state or (iii) in any other manner that would result in a violation of any applicable Sanctions by any party hereto.

(b)Use, and shall ensure that its Subsidiaries shall not use, funds or assets obtained directly, or to the knowledge of the Company, indirectly from transactions with or otherwise relating to any Person located, organized or residing in any Embargoed Jurisdiction or who is otherwise the subject of Sanctions, or with any Embargoed Jurisdiction to pay or repay any amount owing to the Credit Party hereunder where such actions would constitute a violation of applicable Sanctions.
SECTION 8.DEFAULTS
8.1Events of Default. Upon the occurrence of any of the following events:
(a)any default shall be made by the Company in any payment in respect of: (i) interest on any of the Loans or fee payable hereunder as the same shall become due and such default shall continue for a period of five Business Days; or (ii) any principal of the Loans as the same shall become due, whether at maturity, by prepayment, by acceleration or otherwise; or
(b)any default shall be made by either the Company or any Subsidiary of the Company in the performance or observance of any of the provisions of subsections 6.2 (relating to the maintenance of corporate existence of the Company only), 6.9, 7.1, 7.2, 7.3 and 7.4; or
(c)any default shall be made in the due performance or observance of any other covenant, agreement or provision to be performed or observed by the Company under this Agreement, and such default shall not be rectified or cured within a period of 30 days after the earlier of (i) a Responsible Officer of the Company having knowledge thereof and (ii) receipt of written notice from the Agent or any Bank of such default; or
(d)any representation or warranty made or deemed made by the Company herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall have been untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect in any material respect; or
(e)the Company or any Significant Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any Indebtedness for borrowed money having an outstanding principal amount of $250,000,000 (or its equivalent in any other currency) or more, when and as the same shall become due and payable; or any event or condition occurs that results in any outstanding Indebtedness for borrowed money of the Company or any Significant Subsidiary having an outstanding principal amount of $250,000,000 (or its equivalent in any other currency) or more becoming due prior to its scheduled maturity, or that enables or permits the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such indebtedness to become due prior to its scheduled maturity; or
(f)either the Company or any Significant Subsidiary (including any group of Subsidiaries considered collectively in the aggregate, that would constitute a Significant Subsidiary) shall be involved in financial difficulties as evidenced:
(i)by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;
(ii)by the filing against it of a petition commencing an involuntary case under said Title 11 which shall not have been dismissed within 60 days after the date on which said petition is filed or by its filing an answer or other pleading within said 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting or acquiescing in the relief therein provided;
(iii)by the entry of an order for relief in any involuntary case commenced under said Title 11;
(iv)by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(v)by the entry of an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property;
(vi)by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or
(vii)by the Company or any of its Significant Subsidiaries (including any group of Subsidiaries considered collectively in the aggregate, that would constitute a Significant Subsidiary) generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due; or
(g)a Change in Control of the Company shall occur;
(h)(i) any Person shall engage in any non-exempt Prohibited Transaction involving any Plan, (ii) any failure to meet the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to a Single Employer Plan, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any Subsidiary or any Control Group Person shall, or in the reasonable opinion of the Required Banks shall be likely to, incur any liability in connection with a withdrawal from, or the termination or Insolvency of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or
(i)one or more judgments or decrees shall be entered against the Company or any of its Significant Subsidiaries and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof that involves in the aggregate a liability (not paid or to the extent not covered by insurance) of $250,000,000 or more; or
(j)[reserved]; or
(k)on or after the Closing Date, (i) for any reason this Agreement ceases to be or is not in full force and effect or (ii) the Company shall assert that this Agreement has ceased to be or is not in full force and effect;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (the “Bank Obligations”) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Bank Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable.
8.2Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Agent, with the consent of or at the direction of the Required Banks, subject to subsection 10.1, shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Agent or the Banks upon the occurrence thereof.
8.3Waivers. The Company hereby waives to the extent permitted by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor in connection with any of the Loans, (b) any requirement of diligence or promptness on the part of any Bank in the enforcement of its rights under the provisions of this Agreement and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.
8.4Course of Dealing. No course of dealing between the Company and any Bank shall operate as a waiver of any of the Banks’ rights under this Agreement. No delay or omission on the part of any Bank in exercising any right under this Agreement or with respect to any of the Bank Obligations shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon any Bank unless it is in writing and signed by the Agent or such of the Banks as may be required by the provisions of this Agreement. The making of a Loan hereunder during the existence of a Default shall not constitute a waiver thereof.
SECTION 9.THE AGENT
9.1Appointment. Each Bank hereby irrevocably designates and appoints JPMorgan as the Agent of such Bank under this Agreement, and each such Bank irrevocably authorizes JPMorgan, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent , as the case may be, by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.
9.2Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
9.3Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company to perform its obligations hereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.
9.4Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.
9.5Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.
9.6Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.7Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their then existing Commitments (or, if the Commitments have terminated, their then Aggregate Outstanding Extensions of Credit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence, bad faith or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.
9.8Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its Loans made by it or participated in by it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms “Bank” and “Banks” shall include the Agent in its individual capacity.
9.9Successor Agent. The Agent may resign as Agent upon 30 days’ notice to the Banks and the Company. If the Agent shall resign as Agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent’s resignation hereunder as Agent , the provisions of this subsection 9.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
9.10Syndication Agent and Documentation Agents. The Syndication Agent and Documentation Agents shall not have any duties or responsibilities hereunder in their respective capacities as such.
9.11No Fiduciary Relationship. Without limiting the foregoing, none of the Banks shall have or be deemed to have a fiduciary relationship with any other Bank.
9.12Certain ERISA Matters.
(a)Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that at least one of the following is and will be true:
(i)such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Company, that Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13Payments.
(a)Each Bank hereby agrees that (x) if the Agent notifies such Bank that the Agent has determined in its sole discretion that any funds received by such Bank from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Bank under this subsection 9.13(a) shall be conclusive, absent manifest error.

(b) Each Bank hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c) The Company hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Bank that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations under this Agreement owed by the Company, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Agent from the Company for the purpose of making a payment hereunder and is not otherwise repaid or returned to the Company by the Agent, a Bank or any of their respective Affiliates whether pursuant to a legal proceeding or otherwise.
(d)Each party’s obligations under this subsection 9.13 shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under the Loan Documents.
9.14Posting of Communications.
(a)The Company agrees that the Agent may, but shall not be obligated to, make any Communications available to the Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC

PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, ANY LEAD ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR THE RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS OF SUCH PERSON AND SUCH PERSON’S AFFILIATES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE COMPANY, ANY BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
(d)Each Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Bank for purposes of the Loan Documents. Each Bank agrees (1) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (2) that the foregoing notice may be sent to such email address.
(e)Each of the Banks and the Company agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.
(f)Nothing herein shall prejudice the right of the Agent or any Bank to give any notice or other communication pursuant to this Agreement in any other manner specified herein.
SECTION 10.MISCELLANEOUS
10.1Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or of the Company hereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity (whether as stated, by acceleration or otherwise) of any Loan or Commitment, or reduce the rate or extend the time of payment of interest thereon, or reduce or extend the payment of any fee payable to the Banks hereunder, or reduce the principal amount of any Loan, or change the amount of any Bank’s Commitment, or amend, modify or waive any provision of subsection 2.11(a), (b) or (c), in each case without the consent of each Bank directly affected thereby, (b) amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Required Banks or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of all the Banks, (c) amend, modify or waive any provision of Section 9 without the written consent of the then Agent or (d) amend, modify or waive any provision of subsection 2.20 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of any Loans or Commitments. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
Notwithstanding the foregoing, the Agent, with the prior written consent of the Company, may amend, modify or supplement any Loan Document without the consent of any Bank or the Required Banks in order to correct, amend or cure any ambiguity, inconsistency, omission, defect or error in any Loan Document and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Banks within three Business Days following receipt of notice thereof.
10.2Notices.
(a)All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein and subject to paragraph (b) below, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or one Business Day after being deposited with an overnight courier service, addressed (i) in the case of notices, requests and demands to or upon the Company, the Agent, as set forth below and (ii) in the case of notices, requests and demands to or upon any Bank, as set forth in an administrative questionnaire delivered by such Bank to the Agent, or, in each case, to such other address as may be hereafter notified by the respective parties hereto:
The Company:        Humana Inc.
The Humana Building
500 West Main Street
Louisville, Kentucky 40202
Attention:    Alan J. Bailey
Treasurer
Telephone:    (502) 580-1112
Email:        abailey@humana.com
with a copy to:                Cindy Zipperle
Vice President, Chief Accounting Officer and Controller
Telephone:    (502) 580-3938
Email:        czipperle@humana.com
The Agent:        JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road, NCC5 / 1st Floor
Newark, DE 19713
Attention:    Loan & Agency Services Group
Telephone:    302-455-3768
Email:         bryan.a.cook@jpmchase.com
Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com
Agency Compliance/Financials/Intralinks:

Email: covenant.compliance@jpmchase.com
with a copy to:        JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, NY 10179
Attention:    Gregory Martin and Carlos Rueda
Email:    gregory.t.martin@jpmorgan.com and carlos.h.rueda@jpmorgan.com provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Section 2 shall not be effective until received. Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Notices and other communications to the Company and the Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Agent and the applicable Bank. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website (including any Approved Electronic Platform) shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
10.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.
10.5Limitation of Liability; Payment of Expenses and Taxes; Indemnity.
(a)The Company hereby agrees that none of the Agent, any Bank nor any of their respective Affiliates or their respective directors, officers, employees, advisors or agents or any Person, if any, who controls any one of the Agent or the Banks (each, a “Protected Person”) shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with or relating to this Agreement or the transactions contemplated hereby, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Protected Person’s gross negligence or willful misconduct; provided that nothing in this paragraph shall be deemed to constitute a waiver of any claim the Company may have, or to exculpate any Person from any liability that such Person may have to the Company, for breach by such Person of its obligations under this Agreement. No Protected Person and none of the Company or any of its Subsidiaries shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems (including any Approved Electronic Platform) that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with this Agreement (it being understood that the foregoing shall not limit the Company’s indemnification obligations set forth in paragraph (c) below).
(b)The Company agrees (i) to pay or reimburse the Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agent, and (ii) to pay or reimburse each Bank and the Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, reasonable and documented out-of-pocket fees and disbursements of a single firm of counsel to the Agent and to the several Banks and if necessary, one firm of local counsel in each appropriate jurisdiction and one firm of special counsel in each appropriate specialty (and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of one additional firm of counsel for all such affected Persons, including one such local counsel in each appropriate jurisdiction and one special counsel in each appropriate specialty).
(c)The Company will indemnify each of the Agent and the Banks and their respective Affiliates and the directors, officers, employees, advisors and agents thereof and each Person, if any, who controls each one of the Agent and the Banks (any of the foregoing, an “Indemnified Person”) and hold each Indemnified Person harmless from and against any and all claims, damages, liabilities and expenses (including without limitation all reasonable and documented out-of-pocket fees and disbursements of a single firm of counsel to all Indemnified Persons and if necessary, one firm of local counsel in each appropriate jurisdiction and one firm of special counsel in each appropriate specialty (and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of one additional firm of counsel for all such affected Indemnified Persons, including one such local counsel in each appropriate jurisdiction and one special counsel in each appropriate specialty) which an Indemnified Person may incur or which may be asserted against it in connection with any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party to such litigation or investigation) involving this Agreement, the use of any proceeds of any Loans under this Agreement by the Company or any Subsidiary or any officer, director or employee thereof, excluding litigation commenced by the Company against any of the Agent or the Banks which (i) seeks enforcement of any of the Company’s rights hereunder and (ii) is determined adversely to any of the Agent or the Banks (all such non-excluded claims, damages, liabilities and expenses, “Indemnified Liabilities”); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. This paragraph (c) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.
(d)The agreements in this subsection 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6Successors and Assigns; Participations; Purchasing Banks.
(a)This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.
(b)Any Bank other than a Conduit Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities other than the Company or a Defaulting Bank or any of their respective Affiliates and Subsidiaries (“Participants”) participating interests in any Loans owing to such Bank, any Commitments of such Bank and/or any other interests of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank’s obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any Notes for all purposes under this Agreement, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement and under the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of offset in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement; provided that such right of offset shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 10.7. The Company also agrees that each Participant shall be entitled to the benefits of, and subject to the limitations of, subsections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Term Benchmark Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred, except to the extent such entitlement to receive a greater amount results from a change in law that occurs after the Participant acquired the applicable participation. No Participant shall be entitled to the benefits of subsection 2.15 unless such Participant complies with subsection 2.15(c) as if it were a Bank, and no Participant shall be entitled to consent to any amendment, supplement, modification or waiver of or to this Agreement, unless the same is an amendment, supplement, modification or waiver described in clause (a) of the proviso to subsection 10.1 which requires the consent of the Bank from which it purchased its participation (in which case the participation agreement may provide that such Bank must obtain the participant’s consent before approving any such amendment, supplement, modification or waiver). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments and/or any other interests of such Bank hereunder and under the other Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, Commitments and/or any other interests of such Bank hereunder and under the other Loan Documents) except to the extent that such disclosure is (i) necessary to establish that such Loan, Commitment or other interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (ii) otherwise required by law or any Governmental Authority. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank and the Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement.
(c)[Reserved].

(d)Any Bank other than a Conduit Lender may, in accordance with applicable law, at any time sell to one or more additional banks or financial institutions or Approved Funds other than, in each case, to a natural person or to the Company or to a Defaulting Bank or any of their respective Subsidiaries (“Purchasing Banks”) all or any part of its rights and/or obligations under this Agreement pursuant to an Assignment and Assumption, executed by such Purchasing Bank, such transferor Bank and the Agent (which consent shall not be unreasonably withheld) (and, in the case of a Purchasing Bank that is not then a Bank, a Lender Affiliate or an Approved Fund, by the Company (which consent shall not be unreasonably withheld)); provided, however, that (i) the Loans purchased by such Purchasing Bank that is not then a Bank, a Lender Affiliate or an Approved Fund shall be equal to or greater than $5,000,000, (ii) the transferor Bank which has transferred less than all of its Loans to any such Purchasing Bank shall retain Loans in an aggregate principal amount, after giving effect to such sale, equal to or greater than $10,000,000, (iii) no consent of the Company shall be required while an Event of Default under subsection 8.1(a) or 8.1(f) is continuing and (iv) the Company shall be deemed to have consented to any such assignment unless it shall object within fifteen Business Days after having received written notice thereof. For purposes of the proviso contained in the previous sentence, the amounts described therein shall be aggregated in respect of each Bank, its Lender Affiliates and Approved Funds, if any. Upon (i) such execution of such Assignment and Assumption, (ii) delivery of an executed copy thereof to the Company and (iii) payment by such Purchasing Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the principal amounts of outstanding Loans set forth in such Assignment and Assumption. Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of principal amounts of outstanding Loans held by the applicable Banks arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. Upon the consummation of any transfer to a Purchasing Bank, pursuant to this subsection 10.6(d), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Bank, in each case in principal amounts reflecting their outstanding Loans as adjusted pursuant to such Assignment and Assumption. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Bank hereunder without the consent of the Company or the Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this subsection 10.6(d).
(e)The Agent shall maintain at its address referred to in subsection 10.2 copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Banks and principal amount (and stated interest) of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank (in the case of a Bank, only with respect to its Aggregate Outstanding Extensions of Credit) at any reasonable time and from time to time upon reasonable prior notice.
(f)Upon its receipt of an Assignment and Assumption executed by a transferor Bank, a Purchasing Bank and the Agent (and, in the case of a Purchasing Bank that is not then a Bank, a Lender Affiliate or an Approved Fund, by the Company (so long as no Event of Default under subsection 8.1(a) or 8.1(f) is continuing)) together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the transferor Bank, the Purchasing Bank and the Company.
(g)The Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a “Transferee”) and any prospective Transferee any and all financial information in such Bank’s possession concerning the Company which has been delivered to such Bank by the Company pursuant to this Agreement or which has been delivered to such Bank by the Company in connection with such Bank’s credit evaluation of the Company prior to entering into this Agreement so long as such Transferee agrees to comply with confidentiality provisions substantially the same as subsection 10.12.
(h)Upon any transfer, pursuant to this subsection 10.6, of any interest in this Agreement, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of subsection 2.15.
(i)For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests by a Bank, including to any Federal Reserve Bank, in accordance with applicable law; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
(j)Each of the Company, each Bank and the Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Bank designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
10.7Adjustments; Set-off.
(a)Except to the extent that this Agreement or a court order provides for payments to be allocated to a particular Bank or Banks, if any Bank (a “Benefitted Bank”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by offset, pursuant to events or proceedings of the nature referred to in subsection 8.1(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank’s Loans, or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank’s Loans then owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank’s Loan may exercise all rights of a payment (including, without limitation, rights of offset) with respect to such portion as fully as if such Bank were the direct holder of such portion.
(b)In addition to any rights and remedies of the Banks provided by law, at any time when an Event of Default is in existence, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated

maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank, its Affiliates or any branch or agency thereof to or for the credit or the account of the Company, as the case may be. Each Bank agrees promptly to notify the Company and the Agent after any such setoff and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.8Counterparts. This Agreement and any other Loan Document may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to subsection 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided further that without limiting the foregoing, to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature. Without limiting the generality of the foregoing, the Company hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Banks, and the Company, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Agent and each of the Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Protected Person for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Agent’s and/or any Bank’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of the Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.9GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.10WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENT AND THE BANKS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.11Submission To Jurisdiction; Waivers. The Company, the Agent and the Banks each hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and appellate courts from any thereof;
(b)consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto; and
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
10.12Confidentiality of Information. Each Bank acknowledges that some of the information furnished to such Bank pursuant to this Agreement may be received by such Bank prior to the time such information shall have been made public, and each Bank agrees that it will keep all such non-public information so furnished confidential and shall make no use of such non-public information until it shall have become public, except (a) in connection with matters involving operations under or enforcement of this Agreement, (b) in accordance with each Bank’s obligations under law or regulation or pursuant to subpoenas or other process to make information available to governmental or regulatory agencies and examiners or to others (in which case such Bank agrees to inform the Company promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation and except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), (c) to each Bank’s Affiliates, and its and their employees, agents, directors, officers and representatives (including accountants, legal counsel and other advisors) who need to know such information in connection with this Agreement to the extent such Persons are informed of the confidential nature of such information and are instructed to keep such information confidential, (d) to Transferees and prospective Transferees and to direct or indirect counterparties in connection with swaps or derivatives so long as such Persons agree to be bound by confidentiality provisions substantially the same as this subsection 10.12, (e) with the prior written consent of the Company, (f) to the Agent, any other Bank or Affiliate thereof (with respect to Affiliates, to the extent such Affiliates need to know such information, are informed of the confidential nature of such information and are instructed to keep such information confidential), (g) if requested or required to do so in connection with any litigation or similar proceeding (in which case such Bank shall promptly notify the Company, in advance, to the extent not prohibited by law, rule or regulation), (h) that has been publicly disclosed other than by reason of disclosure by such Bank or its Affiliates, officers, directors, employees, agents or representatives in breach of this subsection 10.12, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to any rating agency when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Company received by it from the Agent or any Bank, (k) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or (l) to market data collectors or similar service providers to the lending industry and service providers to the Agent and the Banks in connection with the administration and management of the Loan Documents.
10.13[Reserved].
10.14USA PATRIOT Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the Patriot Act. The Company shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank reasonably requests and that is required to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
10.15No Fiduciary Duty. The Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Company, its stockholders and/or its Affiliates. The Company agrees that nothing in this Agreement or the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its Affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement and the other Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its Affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and the other Loan Documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders, creditors or any other Person. The Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

10.16Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
10.17Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
10.18Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.18 shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Bank.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
HUMANA INC.

By:     /s/ Alan J. Bailey
    Name:    Alan J. Bailey
    Title:    Vice President and Treasurer

[Signature Page to Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Agent and as a Bank

By:     /s/ Gregory Martin
    Name:    Gregory Martin
    Title:    Executive Director

[Signature Page to Term Loan Credit Agreement]

BANK OF AMERICA, N.A., as a Bank

By:     /s/ Joseph L. Corah
    Name:    Joseph L. Corah
    Title:    Director

[Signature Page to Term Loan Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:     /s/ Paul Gleason
    Name:    Paul Gleason
    Title:    Vice President

[Signature Page to Term Loan Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:     /s/ Michael West
    Name:    Michael West
    Title:    Senior Vice President

[Signature Page to Term Loan Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:     /s/ Darin Mullis
    Name:    Darin Mullis
    Title:    Managing Director

[Signature Page to Term Loan Credit Agreement]

CITIBANK, N.A., as a Bank

By:     /s/ Maureen Maroney
    Name:    Maureen P. Maroney
    Title:    Vice President

[Signature Page to Term Loan Credit Agreement]

TRUIST BANK, as a Bank

By:     /s/ Anton Brykalin
    Name:    Anton Brykalin
    Title:    Director

[Signature Page to Term Loan Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Bank

By:     /s/ Gail Motonaga
    Name:    Gail Motonaga
    Title:    Executive Director

[Signature Page to Term Loan Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Bank

By:     /s/ Aron Lau
    Name:    Aron Lau
    Title:    Director

[Signature Page to Term Loan Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Bank

By:     /s/ Nathaniel E. Sher
    Name:    Nathaniel E. (Ned) Sher
    Title:    Managing Director

[Signature Page to Term Loan Credit Agreement]

REGIONS BANK, as a Bank

By:     /s/ E. Mark Hardison
    Name:    Mark Hardison
    Title:    Managing Director

[Signature Page to Term Loan Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Bank

By:     /s/     Maria Macchiaroli
    Name:    Maria Macchiaroli
    Title:    Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Bank

By:     /s/     John M. DiMarsico
    Name:    John M. DiMarsico
    Title:    Director

[Signature Page to Term Loan Credit Agreement]

UMB BANK, N.A., as a Bank

By:     /s/ Cory Miller
    Name:    Cory Miller
    Title:    Senior Vice President

[Signature Page to Term Loan Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Bank

By:     /s/     Jason A. Nichols
    Name:    Jason A. Nichols
    Title:    Vice President

[Signature Page to Term Loan Credit Agreement]

AGRICULTURAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Bank

By:     /s/     Nelson Chou
    Name:    Nelson Chou
    Title:    Senior Vice President & Head of Corporate Banking Department
[Signature Page to Term Loan Credit Agreement]

Schedule II

PRICING GRID

Pricing Level	Public Debt Ratings S&P/Moody’s	Alternate Base Rate Margin	Term Benchmark Margin
Level 1	> A-/A3	0 bps	87.5 bps
Level 2	> BBB+/Baa1	0 bps	100.0 bps
Level 3	> BBB/Baa2	12.5 bps	112.5 bps
Level 4	> BBB-/Baa3	25.0 bps	125.0 bps
Level 5	< BBB-/Baa3	37.5 bps	137.5 bps

Pricing will be determined based upon the higher of the ratings from S&P or Moody’s; provided that (i) in the event the Company’s ratings are more than one Level apart, the pricing will be determined by using the rating which is one Level below the higher rating, (ii) if on any day the rating of only one of S&P or Moody’s is available, then the Level of such rating shall be applicable for such day and (iii) if on any day a rating is available from neither of S&P or Moody’s, then Level 5 shall be applicable for such day. Any change in the applicable Level resulting from a change in the rating of S&P or Moody’s shall become effective on the date such change is publicly announced by S&P or Moody’s, as applicable.

Schedule II – Pricing Grid